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                                    EXHIBIT 10.34

                                   LEASE AGREEMENT


    1. PARTIES. This lease, dated July ___, 1997, is made by and between LESLIE HOTEL PARTNERS, LLC, a California limited liability company (herein called "Lessor"), and CALIFORNIA CULINARY ACADEMY, INC., a California corporation (herein called "Lessee").

    2. PREMISES. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain premises consisting of floors two (2) through six (6), the entry lobby, adjacent rooms on the first floor, and basement (the "Premises") of that certain six story building located on the Southeast comer of Larkin Street and Eddy Street, in the City and County of San Francisco, State of California, commonly known as 587 Eddy Street, San Francisco, California (the "Property"). Specifically excluded from the Premises are all ground floor commercial rental spaces located on the Property except that certain commercial space commonly referred to as __________________ (the "Commercial Space") which Commercial Space Lessee agrees to lease from Lessor if made available to Lessee upon the terms and conditions set forth in Paragraph 43 of this Lease. In the event Lessee leases the Commercial Space from Lessor as provided in Paragraph 43, then the term "Premises" shall include the Commercial Space. All personal property owned by Lessor and situated in the Premises other than those antiques in the hallways as set forth on Schedule 2 attached hereto, is included upon payment of $25,000.

    3. Term. This Lease shall commence on September 1, 1997, (the "Commencement Date") and shall expire 15 years after the Commencement Date, on August 31, 2012 (which period is herein called the "Term").

    4.   RENT; SPECIAL NET LEASE.

         4.1  RENT.

              (a) Lessee shall pay Lessor on the first day of every month during the term hereof the monthly rent in advance set forth in the following rental schedule ("basic rent"):

              (i) In the event the Premises include the Commercial Space, then the basic rent shall be:

                             Annual Rent        Monthly Rent
-----------------------------------------       ------------
         Months 1-6          $325,000.00         $27,083.00
         Months 7-60         $350,000.00         $29,167.00
         Months 61-120       $375,000.00         $31,250.00


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         Months 121-180      $400,000.00         $33,333.00

              (ii) In the event the Premises do not include the Commercial Space, then the basic rent shall be:

                             Annual Rent        Monthly Rent
-----------------------------------------       ------------
         Months 1-6          $325,000.00         $27,083.00
         Months 7-60         $300,000.00         $25,000.00
         Months 61-120       $300,000.00         $25,000.00
         Months 121-180      $330,000.00         $27,500.00

Lessee shall pay such basic rent to Lessor without any notice or demand or declaration of forfeiture under this Lease. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

         (b) A late payment charge equal to five percent (5%) of each installment of rent and other payment due hereunder (all of which payments shall constitute additional rent) which if not paid within ten days of the due date shall also be due and payable, in order to reimburse Lessor for the extra cost of processing late payments.

         4.2 SPECIAL NET LEASE. This Lease is what is commonly called a "Net, Net, Net Lease", it being understood that the Lessor shall receive the rent set forth in Paragraph 4.1 free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. In addition to the rent reserved by Paragraph 4.1, Lessee shall pay to the parties respectively entitled thereto all impositions, insurance premiums, operating charges, maintenance charges, construction costs, and any other charges, costs and expenses which arise or may be contemplated under any provisions under this Lease during the term hereof. All of such charges, costs and expenses shall constitute additional rent, and upon the failure of Lessee to pay any of such costs, charges or expenses when due and payable, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay rent. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by the Lessee, and that Lessee shall in no event be entitled to any abatement of or reduction in rent payable under this Lease, except as herein expressly provided.

    5. SECURITY DEPOSITS. Lessor will credit Lessee at closing with the full amount of any security deposits received from existing occupants of the Premises and will provide an accounting thereof. Lessor agrees to provide tenant estoppel letters in form reasonably satisfactory to lessee at Closing.


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    6.   Use.

         6.1  USE.

              (a) The Premises shall be used and occupied solely for the purpose of providing student housing and for no other purpose except as follows: providing residential and tourist hotel usage, and any other legally permitted use related to Lessee's business.

              (b) Lessee shall not conduct or permit to be conducted any auction and/or sale by auction on the Premises or any fire sale or bankruptcy sale. Lessee will not give or grant a right or license for, or otherwise undertake or permit any concessions or vending or amusement machines on or adjacent to the Premises except as may be required for the reasonable accommodation of students.

              (c) Lessee shall not use or sublet the Premises to be used for any purpose or purposes in violation of any condition or provision of this Lease or of any law, ordinance or regulation of any public authority, or of any policy of insurance upon the Premises, or do or permit to be done any act which will constitute a ground for cancellation of any such insurance policy or for any increase in the rate of insurance on the Property, and will not commit or suffer to be committed any act or nuisance upon the Premises which may disturb the quiet enjoyment of any other tenant, if any, in the Property in which the Premises are located. Violation of any of the above, including any change in the use of the Premises from that stated in this Section, shall constitute a breach of this Lease for which the Lessor may at its option exercise any or all of its rights and remedies set forth in Paragraph 13.

         6.2 COMPLIANCE WITH LAW. Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, and requirements in effect during the term or any part of the term hereof, regulating the use by Lessee of the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the Property containing the Premises, shall tend to disturb such other tenants.

         6.3 CONDITION OF PREMISES. Except as provided in Paragraphs 42 "Initial Improvements," and 43 "Commercial Space," Lessee hereby accepts the Premises in their condition existing as of the Lease Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that Lessor has not made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business or the present or future condition of the Property of which the Premises are a part.

    7.   MAINTENANCE, REPAIRS AND ALTERATIONS.


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         7.1  LESSEE'S OBLIGATIONS.  Lessee shall keep in good order, condition and repair at Lessee's sole cost and expense, the improvements located on the Premises and every part thereof including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment within the Premises, fixture, walls (interior and exterior), ceilings, floors, windows, doors, plate glass and skylights located on the Premises. Lessee hereby waives all rights to make repairs at the expense of the Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code.

         7.2 SURRENDER. On the last day of the Term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as existed on the Commencement Date, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, furnishings and equipment.

         7.3 LESSOR'S RIGHTS. If Lessee fails to perform Lessee's obligations under this Paragraph 7, or under any other paragraph of this Lease, Lessor may at its option (but shall not be required to) enter upon the Premises after ten
(10) days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the same in good order, condition and repair, and the reasonable cost thereof together with interest thereon at the maximum rate then allowable by law shall become due and payable as additional rental to Lessor together with Lessee's next rental installment. If Lessor makes the repairs and Lessee does not make all payments required under this section within ten (10) days after Lessor has submitted invoices therefor to Lessee, failure to make such payments shall constitute a further default by Lessee hereunder. Failure on the part of Lessor to make repairs or alterations as herein provided shall in no event constitute a breach of this Lease.

    7.4 LESSOR'S OBLIGATIONS. Except for the obligations of Lessor under Paragraph 9 (relating to destruction of the Premises) and under Paragraph 14 (relating to condemnation of the Premises), it is intended by the parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the Property of which the Premises are a part, nor the equipment therein, whether structural or nonstructural, except thereof and sidewalks, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof.

         7.5  ALTERATIONS AND ADDITIONS.

              (a) Lessee may not make any alterations, improvements, or additions in, on or about the Premises; except for non-structural alterations of less am $25,000.00 in cumulative costs during any calendar year during the term of this Lease, unless it first obtains the prior written consent of Lessor which consent shall not be unreasonably withheld and which shall be delivered within five (5) business days.

              (b) Any alterations, improvements, additions in, or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans.


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              (c)  Lessee shall pay, when due, all claims for labor or
materials furnished to or for Lessee at or for use in the Premises which claims are or may be secured by any mechanics, or materialmen's lien against the Premises or any interest therein, and shall give written notice of such claims to Lessor within three days of Lessee's receipt of same. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond reasonably satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim.

              (d) All alterations or improvements which may be made on the Premises, shall become the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration of the Term. Notwithstanding the provisions of this Paragraph 7.5(d), Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2.

         7.6 CAPITAL COST STOP. Notwithstanding any provision in this Lease to the contrary, in no event shall Lessee be obligated to incur a "Capital Cost" which exceeds $20,000 in any twelve month period for any one item of improvement to the Premises under this Lease, provided however, that for purposes of this Paragraph 7.6, "Capital Cost" shall include only such costs which are not currently deductible but are subject to depreciation or amortization for federal income tax purposes. If Lessee reasonably anticipates that the cost of any single improvement shall exceed $20,000, Lessee shall give prompt notice to Lessor of such expectation and Lessee shall proceed with such improvement only with Lessor's prior written consent. Lessor shall have the option to assume responsibility for performance of any such single item of improvement provided, however, that Lessor's election to perform such work shall in no way be construed to limit Lessee's responsibility of payment for such Capital Cost incurred by Lessor up to the per item limit of $20,000 as specified in this Paragraph 7.6. Lessor may require Lessee to demonstrate that it has competitively bid the Capital Cost to qualified contractors. In the event that Lessee incurs such Capital Cost in excess of the foregoing limit, Lessor shall promptly remit such excess to Lessee upon demand and proof of payment. If any payment called for under this paragraph 7.6 is not paid within six (6) months of demand then, Lessee shall have the right, without waiving any of its other rights herein, to demand and receive the unpaid sum together with interest accrued thereon from the date due at the lesser of (i) the rate of one percent per month, or (ii) the maximum rate allowed by law.

    8.   INSURANCE INDEMNITY.

         8.1 LIABILITY INSURANCE. Lessor shall obtain and keep in force during the Tenn of this Lease a policy of Combined Single Limit, Bodily Injury and Property Damage insurance insuring Lessee and Lessor against any liability arising out of the ownership, use, occupancy, or


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maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be Commercial General Liability Policy in amounts acceptable to both Lessor and Lessee but in no event less than $2,000,000 per occurrence for death or injury to any one person, $4,000,000 for any one accident and $3,000,000 for property damage. The policy shall insure performance by Lessee of the indemnity provisions of this Paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessee shall pay to Lessor as additional rental on a monthly basis together with the basic rent an amount equal to one-twelfth (1/12) of eighty percent (80%) of the cost of said insurance.

         8.2 PROPERTY INSURANCE. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Property of which the Premises are a part, in the amount of the full replacement value thereof, as the same may exist from time to time, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and special extended perils,("all risk" as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Property of which the Premises are a part. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount. Lessee shall pay to Lessor as additional rental on a monthly basis together with the basic rent an amount equal to one-twelfth (1/12) of seventy percent (70%) of the cost of the insurance described in this Paragraph 8.2. In addition, Lessor may at its option obtain and keep in force during the Term or any portion of the Term, of this Lease a policy of earthquake insurance with loss payable to Lessor. In the event Lessor elects to obtain such earthquake insurance, then Lessee shall pay to Lessor as additional rental on a monthly basis together with the basic rent an amount equal to one-twelfth (1/12) of fifty percent (50%) of the cost of such earthquake insurance, provided, however, that in no event shall Lessee be required to pay more than $900.00 per month as Lessee's share of the cost of such earthquake insurance.

         8.3 INSURANCE POLICIES. Insurance required hereunder shall be provided by companies reasonably acceptable to Lessor and Lessor's mortgagee, if any. Lessor shall deliver to Lessee copies of certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by this paragraph 8. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Paragraphs 8.1 and 8.2. If Lessee does or permits to be done anything which shall increase the cost of the insurance policies referred to in Paragraphs 8.1 and 8.2, then Lessee shall forthwith upon Lessor's demand reimburse Lessor for any additional premiums attributable to any act or omission or operation of Lessee causing such increase in the cost of insurance.

         8.4 WAIVER OF SUBROGATION. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under Paragraph 8, which perils occur in, on or about the Premises, whether due to the negligence of Lessor, Lessee or their agents' employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.


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         8.5  INDEMNITY.  Lessee shall indemnify, defend, and hold and save harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises and shall further indemnify, defend, and hold and save harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any of Lessee's agents', contractors, employees, licensees, subtenants, or invitees, and from and against all costs, reasonable attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor.

    9.   DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD, RENT ABATEMENT.

         9.1 OBLIGATION TO REBUILD. If the Premises or the Property are damaged or destroyed by a casualty to the extent that Lessor cannot reasonably commence its restoration and repair obligations within six (6) months from the date of casualty or cannot reasonably complete its restoration and repair obligations within eighteen (18) months from the date of the casualty, then Lessee may terminate this Lease as of the date of the casualty by notice to Lessor within forty five (45) days after the date of the casualty. If the Premises are substantially damaged by a casualty that is covered by neither (i) the insurance actually carried by Lessor nor (ii) the insurance Lessor is required to carry under the terms of this Lease, then Lessor may elect to terminate this Lease by giving notice of its election to terminate within ninety
(90) days after the casualty event. If either party elects to terminate this Lease as a result of the foregoing, then the rights and obligations of the parties shall cease as of the date of the termination notice, and rent and additional charges shall be adjusted as of the date of such termination. Damage to the Premises is substantial if the cost to repair the damage is equal to or greater than 50% of the full replacement cost of the Premises. If neither party elects to terminate the Lease under the terms of this Paragraph 9, then Lessor must commence its repair and restoration of the damage caused by the casualty as soon as possible after the date of the casualty. Lessor must repair and restore all portions of the Premises and the Property that are damaged by the casualty to substantially their condition immediately prior to the casualty except for the leasehold improvements and trade fixtures installed by Lessee in the Premises. Lessor must diligently pursue its repairs and restoration to completion. If Lessor does not complete its repairs and restoration within eighteen (18) months from the date of the casualty, then Lessee may terminate this Lease by written notice to Lessor at any point prior to completion. Once Lessor has completed its repairs and restoration obligations, Lessee must commence the repair and restoration of its leasehold improvements and trade fixtures that were damaged by the casualty.

         9.2  DAMAGE NEAR THE END OF TERM.

              (a) If the Premises are damaged or destroyed, either partially or totally, during the last six months of the term of this Lease, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage and retain any insurance


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proceeds payable to Lessor by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

              (b) Notwithstanding Paragraph 9.2(a) to the contrary, in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, not later than 20 days after damage or destruction to the Premises, either total or partial occurring during the last six months of the term of this Lease.

         9.3 ABATEMENT OF RENT. In the event of the partial or total destruction of the Premises and any part thereof, rent and other obligations of Lessee hereunder shall abate proportionately to the destruction.

         9.4 LOSS OR DAMAGE SUSTAINED BY LESSEE. Unless otherwise provided, neither Lessor nor any of Lessor's principals, officers, employees, agents or other representatives shall be liable to Lessee or to anyone claiming under or through Lessee, for any loss and/or damage which may be occasioned by fire, water, gas, explosion, electricity, steam, sewerage, wiring, deluge, rain, wind, storm, overflow of ocean waters, earthquake, bursting or leaking of water, gas or any pipes, plumbing or apparatus, or by reason of any ceiling leak, or any existing or future condition, defect, matter or thing in the Premises, or for any act, commission, or negligence of any other person or Lessee in and/or about the Premises or the Property of which the Premises are a part, and in the event of any such loss or damage the basic rent shall not be cancelled, postponed, abated or reduced.

         9.5 RIGHT OF ACCESS. Lessor may enter the Premises at any time whenever in Lessor's reasonable judgment emergency circumstances render such entry necessary. In addition, Lessor shall have the right at all times to enter upon the Premises for the purposes of examining and inspecting the Premises; of posting notices necessary for its protection or for the protection of the Premises; of showing the Premises to prospective tenants, purchasers, mortgagees and/or others; and of making such repairs, alterations, changes or improvements as Lessor may in its sole and absolute discretion thinks necessary for the protection of tenants. No act or omission of Lessor pursuant to this Section shall constitute an eviction of Lessee in whole or in part, the rents provided herein shall not abate, except as otherwise expressly provided below, and Lessor shall have no liability to Lessee for any loss or interruption of business of Lessee or any loss of occupation or quiet enjoyment of the Premises occasioned thereby. Notwithstanding the foregoing, Lessee shall be entitled to a ratable reduction in minimum rental and additional rent payments due hereunder during any period while Tenant is by reason of the making of the repairs, alterations, changes or improvements deprived of the occupancy of all or part of the Premises, except that if the repairs are being made by Lessor pursuant to Paragraph 7.3, Lessee shall not be entitled to any such reduction. Lessor's right of entry shall continue in effect for whatever period of time is necessary for the completion of the repairs, alterations, changes or improvements.

    10.  REAL PROPERTY TAXES.


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         10.1  PAYMENT OF TAXES.  Lessee shall pay to Lessor monthly as additional rent together with the basic rent an amount equal to one-twelfth (1/12) of seventy percent (70%) of the real property tax, as defined in paragraph 10.2, applicable to the Premises during the Term of this Lease. If any such real property taxes shall cover any period of time after the expiration of the Term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required.
If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the maximum rate then allowable by law. Failure to pay such additional rent when due shall constitute a breach of this Lease for which the Lessor may at its option exercise any or all of its rights and remedies set forth in Paragraph 13.

         10.2 DEFINITION OF "REAL PROPERTY TAX". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the Property of which the Premises are a part, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in the substitution of, partially or totally, any tax, fee, levy assessments or charge hereinabove included within the definition of areal property tax," or (ii) the nature of which was hereinbefore included within the definition of real property tax," or
(iii) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. Notwithstanding the foregoing, the term "real property tax" shall not include any increase in real property taxes directly attributable to a change of ownership of more than fifty percent (50%) of the Property.

         10.3  PERSONAL PROPERTY TAXES.

               (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

               (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (0) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

    11. UTILITIES. Lessee shall pay, before delinquency, as additional rent, all charges for water, gas, heat, light, power, telephone and all other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable portion to be reasonably determined by Lessor in its


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judgment and discretion of all charges jointly metered with other premises provided that Lessee may, at Lessee's expense, install separate meters for any utility service to the Premises that is currently jointly metered and thereafter the Lessee will pay such utility service directly to the applicable utility.

    12.  ASSIGNMENT AND SUBLETTING.

         12.1 LESSOR'S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease.

         12.2 NO OBLIGATION TO GRANT REQUESTS. Nothing contained in this Paragraph 12 shall be construed in any way to obligate Lessor to grant any requests by Lessee to consent to assignment or sublease of this Lease, or to grant any request for an extension of the Term of this Lease, or to relieve Lessee of any of its obligations under this Lease.

    13.  DEFAULTS, REMEDIES.

         13.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

               (a) The failure by Lessee to make any payment of basic rent, additional rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of 10 days after written notice thereof from Lessor to Lessee.

               (b) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (a) above, where such failure shall continue for a period of thirty (30) days after written notice hereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more then 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion within a reasonable period of time not to exceed ninety (90) days.

               (c) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or, receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 60 days; (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 60 days; (v) any material adverse change in Lessee's financial position; or (vi) Lessee abandons the Premises. Provided, however, in the event that any provision of this Paragraph 13.1(c) is contrary to any applicable law, such provision shall be of no force or effect.

         13.2 REMEDIES. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without further notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

               (a) Terminate Lessee's right to possession of the premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor; in such event Lessor shall be entitled to recover from Lessee all losses and damages sustained by Lessor by reason of Lessee's default including, but not limited to, (i) the cost of recovering possession of the Premises, (ii) expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid, and (iii) the worth at the termination date of this Lease as determined by the court having jurisdiction thereof of the amount of the unpaid rent for the balance of the term after the termination date of this Lease.

               (b) Maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises; in such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

               (c) Reenter the Premises without terminating the Lease and relet the Premises for the balance of the Term as the agent and for the benefit of Lessee; all proceeds thereby collected by Lessor shall be applied to the Rent owed by Lessee under this Lease, with Lessee remaining fully liable for any deficiencies which may result.

               (d) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at a rate equal to the maximum rate allowed by law.

               (e) Upon any assignment of this Lease, Lessee and any assignee shall be primarily liable, as co-obligors, and in the event of any further sublease, Lessee shall remain primarily liable for the payment of the rentals hereunder and for the observance and performance of all the terms, covenants and conditions herein contained and on the part of Lessee to be observed and performed. In the event of any assignment or subletting permitted by Lessor, Lessee nevertheless at all times shall remain fully responsible and liable for the payment of the rent and for compliance with all of Lessee's other obligations under the terms, provisions and covenants of this Lease. If all or any part of the premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or by law, shall have the immediate right to collect directly from the assignee or subtenant all rents or other amounts becoming due to

Lessee by reason of the assignment or sublease, such amounts being assigned to Lessor as additional security and in furtherance of the rights granted in Paragraph 13.

               (f) If, upon termination of this Lease, as herein provided, or upon passage of the Term set forth herein, Lessee withholds possession of the Premises from Lessor from and after the date of such termination, Lessor shall be entitled to rents pursuant to Section 26 herein. The provisions herein concerning Lessee's increased liability in the event of wrongful withholding of the Premises from Lessor shall not be deemed to be a waiver of any breach by Lessee of any covenant herein contained or of any of Lessor's rights herein, and shall not prejudice any other remedy or right of action which Lessor may have, including but not limited to any right or remedy for collection of arrears of rent or for future rent or damages for other or preceding breach of covenant by Lessee.

         13.3  DEFAULT BY LESSOR.  Lessor shall not be in default unless
Lessor fails to perform obligations required by Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor special wherein Lessor has failed to perform such obligation; provided however, that if the nature of Lessor's obligation is such that more than thirty
(30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

         13.4 CHARGE FOR DELINQUENT PAYMENTS. If any payment called for under this Lease is not paid on the date due and that failure remains uncured for ten (10) days after notice from Lessor to Lessee, then, Lessor shall have the right, without waiving any breach or default by Lessee or any of its other rights herein, to demand and receive the unpaid sum together with interest accrued thereon from the date of delinquency at the lesser of (i) the rate of one percent per month, or (ii) the maximum rate allowed by law. Such delinquent payments shall be due as "additional rents," and shall be in addition to the late payment charge provided for in Paragraph 4.1.

         13.5 ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of rents due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy in this Lease provided. In the event that the rent or any other monies which are due hereunder by Lessee are delinquent, Lessor may, upon the receipt of any payments, apply them to any account or period it shall determine in its discretion.

         13.6 EXPENSE OF ENFORCEMENT. Lessee shall pay to Lessor on demand all costs and expenses, including reasonable attorneys' fees incurred by Lessor in enforcing any of Lessee's covenants herein contained, in remedying any breach thereof, in recovering possession of the Premises or any part thereof, in collecting any delinquent rent, taxes or other charges hereunder payable by Lessor, in terminating this Lease for a breach thereof, or in connection with any litigation (other than condemnation proceedings) or arbitration commenced by or against Lessee to which Lessor shall be made a party.

         13.7 REMEDIES CUMULATIVE. The various rights and remedies of Lessor contained in this Lease shall be construed as cumulative, and the exercise of one right or remedy by Lessor shall not constitute an election of rights or remedies and shall not impair Lessor's right to exercise any other right, remedy or priority available to Lessor under this Lease or otherwise under law.

    14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Property of which the Premises are a part is taken by condemnation and Lessee's use of the Premises shall be materially interfered with as a result thereof, Lessee or Lessor may, at its option, to be exercised in writing only within ten (10) days after Lessor shall have received, or have given Lessee, written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If neither part terminates this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property or for any sums allocated for Lessee's relocation costs and expenses. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of proceeds received by Lessor in connection with such condemnation, repair or replace any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

    15. BROKER'S FEE. The parties acknowledge that neither has engaged the services of any broker in connection with this Lease and both agree to indemnify the other from and against any claims for a commission due to the acts of the indemnifying party.

    16.  ESTOPPEL CERTIFICATE.  Lessee shall at any time upon not less than ten
(10) days' prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Such certificate, modified as necessary to make it factually correct, shall be in the form attached hereto as Exhibit "C".

    17. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title of the Property of which the Premises are a part. The obligations contained in this Lease to be performed by Lessor shall be binding on Lessor's successors and assigns only during their respective periods of ownership.

    18. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

    19. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at a rate equal to the maximum rate allowed by law. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are payable by Lessee.

    20.  TIME IS OF ESSENCE.  Time is of the essence.

    21. ADDITIONAL RENT. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be rent.

    22. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Lessee hereby acknowledges that the Lessor or any employee or agents of any of said persons has not made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises.

    23. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, telecopy transmission, or by overnight courier service or Express Mail, and shall be deemed sufficiently given upon receipt by Lessee or Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes.

    24. WAIVERS. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the non-waiving party of the same or any other provision. Consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

    25. RECORDING. Lessee shall not record this Lease. However, Lessee shall, upon request of Lessor, execute, acknowledge and deliver to Lessor a "short form" memorandum of this Lease for recording purposes. Lessee shall execute the short form memorandum of lease prepared by Lessor within ten (10) days of its tender to Lessee by Lessor. Recording fees or documentary transfer taxes will be paid by Lessor.

    26. HOLDING OVER. Any holding over after the expiration of the Term, or any extension or renewal thereof, with the express or implied consent of Lessor, shall be construed to be a tenancy from month to month only, and shall otherwise be on the same terms and conditions herein specified, so far as applicable, except that monthly basic rent shall be in an amount equal to 150% of the monthly basic rent in effect immediately prior to the expiration of the Term.

    27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

    28. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

    29. BINDING EFFECT, CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

    30.  SUBORDINATION.

         (a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof

         (b) Lessee agrees to execute any documents reasonably required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. A form of the Subordination, Non-Disturbance and Attornment Agreement which has been agreed to by the parties is attached hereto as Exhibit "D".

    31.  ATTORNEY'S FEES.  If either party brings an action to enforce the
terms hereof or declare rights    hereunder, the prevailing party in any such
action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court.

    32. HEADNOTES. The Paragraph headnotes are inserted merely for convenience and are not to be construed as part of this Lease or in any way affecting it.

    33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent.

    34. SIGNS. Lessee shall not place, or permit to be placed, in, upon or about the Premises any sign without Lessor's prior written consent. It is hereby mutually agreed that Lessor has reserved the exclusive right to the exterior sidewalls and roof of the Property and Premises and that Lessee will not place, or permit to be placed, upon the said exterior sidewalls or roof, any signs, advertisements or notices, without the prior written consent of Lessor. Notwithstanding the foregoing, Lessee may erect such signage or awnings on the exterior of the building as may be appropriate to the conduct of its business subject only to applicable legal or insurance requirements and Lessor's approval, which shall not be unreasonably withheld, giving effect to the reservation of sidewall and roof space referred to above. Lessor agrees to not permit changes to any existing signage on the exterior of the building, which will be, in the reasonable judgment of Lessee, inconsistent with Lessee's intended use as student housing or inappropriate for Lessee's intended residents. Lessor agrees to use reasonable efforts to cause the signage of the massage parlor currently occupying the building to be changed so as to not be objectionable to Lessee in the event that such space is not made available to lessee under paragraph 43 herein.

    35. MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

    36. CONSENTS. Except as otherwise provided, wherever in this Lease the consent of one party is required to an act of the other party, such consent shall not be unreasonably withheld.

    37. GUARANTOR. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

    38. QUIET POSSESSION. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.

    39. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

    40. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

    41. HAZARDOUS MATERIALS. Lessee represents, warrants and covenants that it will exercise its best reasonable efforts to prevent the release (as defined herein) of Hazardous Materials (as defined herein) in or on the Premises in violation of any Environmental Laws (as defined herein). Lessor represents, warrants, and covenants that it will not release Hazardous Materials on the Premises in violation of any Environmental Laws. Lessee agrees to indemnify, save, and hold harmless Lessor from and against any and all costs, expenses, claims, and liabilities of any kind in connection with the existence or release of Hazardous Materials in or on the Premises in violation of any Environmental Laws occasioned by Lessee or its agents, except for any release caused by Lessor's intentional actions or gross negligence.

         41.1  DEFINITIONS.  For purposes of this Section, "Hazardous
Materials" includes, without limit, any flammable explosives, radioactive materials, petroleum, natural gas liquids, hazardous materials, hazardous wastes, hazardous or toxic substances, or any pollutant or contaminant defined as such, in or used by any federal, state or local law, ordinance, rule, regulation, standard, order or decree which relates to protection of the public health, welfare and the environment, including without limitation those relating to the storage, handling and use of chemicals and other hazardous materials, those relating to the generation, processing, treatment, storage, transport, disposal or other management of waste material of any kind and those relating to the protection of environmentally sensitive areas ("Environmental Laws"). The term "release" as used herein means depositing, spilling, leaking, pumping, pouring, emitting, erupting, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

         41.2 SURVIVAL. The provisions of this Section 41 shall be in addition to any and all other obligations and liabilities Lessor and Lessee may have to the other at common law with respect to Hazardous Materials and shall survive the transaction contemplated herein to the extent such party is responsible as set forth herein.

    42. INITIAL IMPROVEMENTS. The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter, attached to this Lease as Exhibit "E".

    43. COMMERCIAL SPACE. Lessor shall use its best efforts to deliver the Commercial Space to Lessee within six months after the date of this Lease. In the event Lessor delivers said Commercial Space to Lessee within six months after the date of this Lease, then Lessee agrees that the "Premises" as defined in this Lease shall include the Commercial Space effective upon delivery to Lessee and all terms and conditions of the Lease shall apply to the Commercial Space, including but not limited to the basic rent as set forth in Paragraph 4.1(a)(i). Lessor agrees that if Lessor delivers said Commercial Space to Lessee within six months after the date of this Lease, then Lessor shall construct such improvements necessary to convert the Commercial Space to a study hall, in accordance with the terms of the Work Letter.

    In the event Lessor is unable to deliver the Commercial Space to Lessee within six months after the date of this Lease, then the basic rent payable by Lessee shall be as set forth in Paragraph 4.1(a)(ii) of the Lease. In addition, Lessor shall (i) construct such improvements to the Premises as are necessary to convert certain space therein into a study hall, in accordance with the terms of the Work Letter, and (ii) pay to Lessee the sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00). If Lessor is not able to deliver Commercial Space to Lessee as described above, Lessor agrees to give Lessee a right of first refusal on such space at such time as such space becomes available for lease on terms no less favorable than under the present lease of such space. Lessor agrees to not renew the existing lease of the Commercial Space or to extend the term thereof without the consent of Lessee.

    44. TOURIST RESERVATIONS. Lessor agrees to deliver the Premises, with the exception of three (3) rooms which are occupied as residential rentals, vacant and to notify, at least 30 days prior to the date at which Lessee is to obtain possession hereunder, prospective tourist guests who have made reservations that all reservations after September are canceled. Lessor agrees to indemnify and hold Lessee harmless against any costs or losses associated with cancellation of tourist reservations including but without limitation the return of deposits.
To the extent that the existing building manger holds over after September 1, 1997, Lessor agrees to reimburse Lessee for the reasonable rental value thereof.

    [45. OPTION TO EXTEND TERM. If Lessee is not in default under this Lease, then Lessee shall have the option to extend the Term on all of the provisions contained in this Lease, except for rent, for three additional five-year periods ("Extended Term") following expiration of the initial Term, by giving notice of exercise of this option ("Option Notice") to Lessor at least six (6) months but no more than twelve (12) months prior to the expiration of the Term except that the number of option periods remaining to be exercised will in each case be reduced by one. Notwithstanding anything contained herein to the contrary, if Lessee is in default on the date of giving the Option Notice, the Option Notice shall be totally ineffective and shall be deemed null and void, or if Lessee is in default on the date an Extended Term is to commence, the Extended Term shall not commence and this Lease shall expire at the end of the Term then in effect. If Lessee fails to exercise any option by the required date specified above, then Lessee shall have no further options to extend the Term of the Lease.

    Monthly rent for each Extended Term shall be determined in the following manner:

    The Consumer Price Index [All Urban Consumers] (base years 1982-1984 = 100) for San Francisco-Oakland-San Jose CMSA, published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is published most immediately preceding the date the Extended Term commences ("Extension Index"), shall be compared with the Index which is published most immediately preceding the date the initial Term commences ("Beginning Index").

    If the Extension Index has increased over the Beginning Index, the monthly rent payable during each Extended Term shall be set by multiplying the monthly rent set forth in paragraph 4 by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index; provided that such increase shall not exceed three percent (3%) per annum compounded annually. As soon as the monthly rent for the Extended Term is determined, Lessor shall give notice of the amount of minimum monthly rent for the Extended Term.

    For subsequent extensions, rent shall be determined in the same manner by comparing the index for the current Extended Term with the index for the immediately preceding Extended Term.

    If the Index is changed so that the base year differs from that used as of the month most immediately preceding the date of Term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index has not been discontinued or revised.

    Lessee shall have no other right to extend the Term beyond the Extended
Term.]


    The parties hereto have executed this Lease at San Francisco, California on July 1997.

LESSOR                                         LESSEE

LESLIE HOTEL PARTNERS,                         LLC CALIFORNIA CULINARY ACADEMY,
A California limited liability company         INC., a California corporation


By:                                        By:
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ADDRESS:                                       ADDRESS:

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TELEPHONE:                                 TELEPHONE:
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FACSIMILE:                                 FACSIMILE:
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By:                                        By:
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ADDRESS:                                       ADDRESS:

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


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TELEPHONE:                                 TELEPHONE:
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FACSIMILE:                                 FACSIMILE:
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By:

ADDRESS:

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TELEPHONE:
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FACSIMILE:
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                                      SCHEDULE 2